EXHIBIT 21 – SUBSIDIARIES OF THE REGISTRANT

Name                                                                                                                      State of Incorporation

GreenHouse Holdings, Inc. f/k/a Custom Q, Inc.                                                         Nevada

Green House Holdings, Inc.                                                                                            Nevada

R Squared Contracting, Inc.                                                                                           California

Green House Soluciones, S. A. de C. V.                                                                        Mexico

Control Engineering, Inc.                                                                                                Delaware

Ecological Partners, LLC                                                                                                New York

Root9B LLC                                                                                                                      Colorado

IPSA International Services Inc.                                                                                   Delaware